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                                                                      Exhibit 21

               NATIONWIDE LIFE INSURANCE COMPANY AND SUBSIDIARIES

                         Subsidiaries of the Registrant

                             As of December 31, 1996



                                                                 State of
          Subsidiary                                           Incorporation
          -----------------------------------------------      -------------

          Nationwide Life and Annuity Insurance Company             Ohio

          Employers Life Insurance Company of Wausau (1)            Wisconsin

          National Casualty Company (1)                             Michigan

          West Coast Life Insurance Company (1)                     California

          Nationwide Advisory Services, Inc.                        Ohio

          Nationwide Investment Services Corporation                Ohio

          NWE, Inc.                                                 Ohio

      ---------------
      (1) On January 1, 1997, Nationwide Life Insurance Company made a dividend payment to Nationwide Corporation consisting of the outstanding shares of common stock of these subsidiaries.

      All business operations of Nationwide Life Insurance
      Company and all of its subsidiaries are conducted using each company's legally registered name.



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